Exhibit 23.1

Consent of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eXp World Holdings, Inc.

Bellingham, Washington

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2017, relating to the consolidated financial statements of eXp World Holdings, Inc. and subsidiaries, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

BDO USA, LLP

Salt Lake City, Utah

November 14th, 2017